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                        Exhibit 11.1 - Earnings Per Share
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                                                           Three Months
                                                        Ended March 31,
                                                   --------------------------
                                                        2000          1999
                                                   ------------  ------------

Net income                                            $ 1,855      $    872

Weighted average shares used in computing net income per share:

    Basic                                           11,533,400    11,527,400

    Diluted                                         11,653,302    11,527,400
                                                   ============  ============

Net income per common share:

    Basic                                             $   0.16      $   0.08

    Diluted                                           $   0.16      $   0.08
                                                   ============  ============